UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2012

EQUITY RESIDENTIAL
(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (312) 474-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 21, 2012, Equity Residential (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company's shareholders:

•	Elected all eleven nominees for Trustees to a one-year term;

•	Ratified the appointment of Ernst & Young LLP as the independent auditor for 2012;

•	On an advisory basis, approved the executive compensation set forth in the Company's Proxy Statement for the Annual Meeting (the “Proxy Statement”); and

•	Did not approve the shareholder proposal relating to sustainability reporting.

The following are the final voting results for each of the four proposals presented at the Annual Meeting:

Proposal 1 - Election of Trustees:

Nominee	For	Withheld
John W. Alexander	258,797,361	3,840,026
Charles L. Atwood	262,324,673	312,714
Linda Walker Bynoe	259,529,604	3,107,783
Mary Kay Haben	262,436,019	201,368
Bradley A. Keywell	260,375,672	2,261,715
John E. Neal	262,441,949	195,438
David J. Neithercut	262,082,569	554,818
Mark S. Shapiro	258,892,723	3,744,664
Gerald A. Spector	261,314,939	1,322,448
B. Joseph White	258,811,538	3,825,849
Samuel Zell	255,263,465	7,373,922

There were 9,134,914 broker non-votes with respect to Proposal 1.

Proposal 2 - Ratification of the selection of Ernst & Young LLP:

For	270,570,794
Against	1,093,168
Abstain	108,339

Proposal 3 - Approval, on an advisory basis, of the executive compensation in the Proxy Statement:

For	251,043,659
Against	8,404,808
Abstain	3,188,920
Broker Non-Votes	9,134,914

Proposal 4 - Shareholder proposal relating to sustainability reporting:

For	108,323,365
Against	131,909,732
Abstain	22,404,290
Broker Non-Votes	9,134,914

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

	By:	/s/ Bruce C. Strohm
Date: June 25, 2012	Name:	Bruce C. Strohm
	Its:	Executive Vice President and General Counsel